Schedule 14A
Information Required in Proxy Statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12

Foot Locker, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF 2004 ANNUAL MEETING

AND

PROXY STATEMENT

112 West 34th Street
New York, New York 10120

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 26, 2004

TIME:	9:00 A.M., local time

PLACE:	Foot Locker, Inc., 112 West 34th Street, New York, New York 10120

RECORD DATE:	Shareholders of record on April 2, 2004 can vote at this meeting.

ANNUAL REPORT:	Our 2003 annual report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

ITEMS OF BUSINESS:	(1)	To elect four members to the Board of Directors to serve for three-year terms.

	(2)	To ratify the appointment of KPMG LLP as our independent auditors for the 2004 fiscal year.

	(3)	To transact such other business as may properly come before the meeting and at any adjournment or postponement.

PROXY VOTING:	YOUR VOTE IS IMPORTANT TO US. Please vote in one of these ways:

	(1)	Use the toll-free telephone number shown on your proxy card;

	(2)	Visit the web site listed on your proxy card to vote via the Internet;

	(3)	Follow the instructions on your proxy materials if your shares are held in street name; or

	(4)	Complete and promptly return your proxy card in the enclosed postage-paid envelope.

Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

GARY M. BAHLER Secretary

April 15, 2004

112 West 34th Street
New York, New York 10120

PROXY STATEMENT

General Information

      We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2004 annual meeting of shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on May 26, 2004 at 9:00 A.M. In this proxy statement we refer to Foot Locker, Inc. as “Foot Locker,” “the Company,” “we,” or “us.” We intend to mail this proxy statement and the proxy card to shareholders beginning on or about April 15, 2004.

      A copy of the Company's 2003 Form 10-K was mailed to you along with this proxy statement. You may obtain without charge an additional copy by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. It is also available free of charge through our corporate web site at www.footlocker-inc.com.

Admission to the Meeting

      Attendance at the meeting will be limited to shareholders as of the record date (or their authorized representatives) having an admission ticket or evidence of their share ownership, and guests of the Company. Seating at the meeting will be limited. If you plan to attend the meeting, please mark the appropriate box on your proxy card, and we will mail an admission ticket to you. You may also request an admission ticket if you are voting by telephone or via the Internet by responding to the appropriate prompts offered in those methods.

      If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not obtain an admission ticket, you must show proof of your ownership of the Company's Common Stock at the registration table at the door.

Outstanding Voting Stock and Record Date

      The only voting securities of Foot Locker are the shares of Common Stock. Only shareholders of record on the books of the Company at the close of business on April 2, 2004, which is the record date for this meeting, are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 145,188,600 shares of Common Stock outstanding on the record date. The enclosed proxy card shows the number of shares of Common Stock registered in the name of each shareholder of record on the record date.

Shares Held in the Foot Locker 401(k) Plan

      If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan, the enclosed proxy card also shows the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, who will vote the shares. The trustee of the 401(k) Plan will vote only those shares for which it has received voting instructions. To allow sufficient time for voting by the 401(k) Plan trustee, your voting instructions must be received by May 21, 2004.

Vote Required

      Directors must be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast at the meeting will be required to approve the ratification of the appointment of independent accountants.

Method of Counting Votes

      Votes will be counted and certified by independent inspectors of election. New York law and our By-laws require that a majority of the votes that shareholders are entitled to cast be present either in person or by proxy to constitute a quorum for the transaction of business. Under New York law, abstentions and broker non-votes are not counted in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for those individuals. Broker non-votes occur when brokers or other entities holding shares for an owner in street name do not receive voting instructions from the owner on non-routine matters and, consequently, have no discretion to vote on those matters. If a proposal is routine under the rules of the New York Stock Exchange, then the brokers or other entities may vote the shares held by them even though they have not received instructions from the owner.

      The Company's Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Confidential Voting

      Our policy is that shareholders are to be provided privacy in voting. All proxy cards, voting instructions, ballots and voting tabulations identifying shareholders are held permanently confidential from the Company, except (i) as necessary to meet any applicable legal requirements, (ii) when disclosure is expressly requested by a shareholder or where a shareholder makes a written comment on a proxy card, (iii) in a contested proxy solicitation, or (iv) to allow independent inspectors of election to tabulate and certify the vote. The tabulators and inspectors of election are independent and are not employees of Foot Locker.

Method and Cost of Proxy Solicitation

      Proxies may be solicited, without additional compensation, by directors, officers or employees of the Company by mail, telephone, facsimile, telegram, in person or otherwise. We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy material to the beneficial owners of the Company's Common Stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.

How to Vote Your Shares

Vote by Telephone

      If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 26, 2004. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

Vote by Internet

      You can also choose to vote via the Internet. The web site for Internet voting is listed on your proxy card. Internet voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 26, 2004. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do NOT need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

Vote by Mail

      If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

      You may also vote by ballot at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

      All shares that have been properly voted and not revoked will be voted at the annual meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Voting on Other Matters

      If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we did not know of any other matter to be raised at the annual meeting.

Revoking Your Proxy

      You may revoke your proxy at any time prior to its use by submitting to the Company a written revocation, submitting a duly executed proxy bearing a later date, or providing subsequent telephone or Internet voting instructions. In addition, any shareholder who attends the meeting in person may vote by ballot at the meeting, which would cancel any proxy previously given.

Householding Information

      Foot Locker has adopted a policy called “householding” for mailing the annual report and proxy statement which is intended to reduce printing costs and postage fees. The process of householding means that shareholders of record who share the same address and same last name will receive only one copy of our annual report and proxy statement unless we receive contrary instructions from any shareholder at that address. We will continue to mail a proxy card to each shareholder of record. Householding will not in any way affect the mailing of dividend checks.

      If you would prefer to receive multiple copies of the Company's proxy statement and annual report at the same address, we will send additional copies to you promptly upon request. If you are a shareholder of record, you may call our transfer agent, The Bank of New York, at 1-866-857-2216 or write to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner.

      Shareholders who hold their shares in street name through a broker, bank or other nominee, may request additional copies of the annual report and proxy statement or may request householding by notifying their broker, bank or other nominee.

Electronic Access to the Proxy Statement and Annual Report

      Our proxy statement and annual report are located on our corporate web site at www.footlocker-inc.com. Many shareholders can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you may choose to access these materials in the future on the Internet by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or on the Internet. If you choose to access future annual reports and proxy statements on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise in writing.

Beneficial shareholders who hold their shares in street name through a broker, bank, or other nominee should refer to the information provided by their broker, bank or nominee for instructions on how to elect access to future annual reports and proxy statements on the Internet. Most beneficial shareholders who elect electronic access will receive an e-mail message next year containing the Internet address for access to the proxy statement and annual report.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

Directors and Executive Officers

      The table below sets forth, as reported to the Company, the number of shares of Common Stock beneficially owned as of April 2, 2004, by each of the directors and the named executive officers. The table also shows the beneficial ownership of the Company's stock by all directors, the named executive officers and the executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after April 2, 2004 by the exercise of stock options.

      No director, named executive officer or executive officer beneficially owned one percent or more of the total number of outstanding shares of Common Stock as of April 2, 2004.

      Except as otherwise noted in a footnote below, each person has sole voting and investment power with respect to the number of shares shown.

Amount and Nature of Beneficial Ownership

Name	Common Stock Beneficially Owned Excluding Stock Options(a)		Stock Options Exercisable Within 60 Days After 4/2/04	Deferred Stock Units Beneficially Owned(b)	Total Shares of Common Stock Beneficially Owned
J. Carter Bacot	71,562		—	—	71,562
Gary M. Bahler	110,812		182,499	—	293,311
Jeffrey L. Berk	30,525		167,499	—	198,024
Purdy Crawford	40,876	(c)	16,065	—	56,941
Nicholas DiPaolo	5,912	(d)	7,087	—	12,999
Philip H. Geier Jr.	26,901		16,065	—	42,966
Jarobin Gilbert Jr.	3,974		16,065	—	20,039
Bruce L. Hartman	60,947		108,334	—	169,281
Richard T. Mina	188,391		186,666	—	375,057
James E. Preston	47,331		16,065	—	63,396
David Y. Schwartz	12,275		16,065	2,302	30,642
Matthew D. Serra	520,227		633,333	—	1,153,560
Christopher A. Sinclair	12,952		16,065	—	29,017
Cheryl Nido Turpin	5,964		11,360	—	17,324
Dona D. Young	7,356		11,360	4,603	23,319
All 20 directors and executive officers as a group, including the named executive officers	1,383,818		1,778,025	6,905	3,168,748	(e)

(a)	This column includes shares held in the Company's 401(k) Plan.
(b)	Reflects the number of deferred stock units credited as of April 2, 2004 to the account of the directors who elected to defer all or part of their annual retainer fee under the 2002 Directors Stock Plan. These units are payable solely in shares of the Company's Common Stock following termination of service as a director. The deferred stock units do not have current voting or investment power.

(c)	35,520 shares are held by a private Canadian company of which Mr. Crawford is the sole director and officer. Mr. Crawford and a family trust are the shareholders of the private company, with Mr. Crawford holding voting control.
(d)	Includes 150 shares held by spouse.
(e)	This figure represents approximately 2.18 percent of the shares of Common Stock outstanding at the close of business on April 2, 2004.

Persons Owning More Than Five Percent of the Company's Stock

      Following is information regarding shareholders who beneficially own more than five percent of the Company's Common Stock according to documents filed by those shareholders with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company's voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP 75 State Street Boston, MA 02109	12,094,850	(a)	8.439%	(a)
FMR Corp, Edward C. Johnson 3d and Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	9,862,866	(b)	6.882%	(b)
Lord, Abbett & Co 90 Hudson Street Jersey City, NJ 07302	8,850,904	(c)	6.18%	(c)
Merrill Lynch & Co., Inc. World Financial Center North Tower 250 Vesey Street New York, NY 10381	8,448,820	(d)	5.90%	(d)

(a)	Reflects shares beneficially owned as of December 31, 2003, according to Amendment No. 1 to Schedule 13G filed with the SEC. As reported in this schedule, Wellington Management Company, LLP, an investment adviser, holds shared voting power with respect to 9,180,250 shares and shared dispositive power with respect to 12,094,850 shares.
(b)	Reflects shares beneficially owned as of December 31, 2003, according to a Schedule 13G filed with the SEC. As reported in this schedule, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 8,629,785 shares. Edward C. Johnson 3d, FMR through its control of Fidelity, and the funds each has sole power to dispose of the 8,629,785 shares owned by the funds. Fidelity Management Trust Company (“Trust Company”), a wholly owned subsidiary of FMR and a bank, is the beneficial owner of 664,400 shares. Edward C. Johnson 3d and FMR, through its control of Trust Company, each has sole dispositive power over 664,400 shares and sole power to vote or direct the voting of 645,700 shares, and no power to vote or direct the voting of 18,700 shares. FMR's beneficial ownership also includes 1,080 shares beneficially owned through Strategic Advisers, Inc., a wholly owned subsidiary of FMR and an investment adviser providing advisory services to individuals. Approximately 49 percent of the voting power of FMR is owned by members of Mr. Johnson's family. Mr. Johnson, Ms. Johnson and members of the Johnson family form a controlling group with respect to FMR. Mr. Johnson is Chairman and Ms. Johnson serves as a Director of FMR.

Fidelity International Limited (Pembroke Hall, 42 Crowlane, Hamilton, Bermuda), an investment adviser, beneficially owned 567,601 shares as of December 31, 2003 and has the sole power to vote and dispose of such shares.
(c)	Reflects shares beneficially owned according to Amendment No. 1 to Schedule 13G filed with the SEC dated January 26, 2004. As reported in this schedule, Lord, Abbett & Co., an investment adviser, holds sole voting and dispositive power with respect to the 8,850,904 shares.
(d)	Reflects shares beneficially owned by Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers (“MLIM”)) according to a Schedule 13G filed with the SEC dated January 16, 2004. Merrill Lynch & Co., Inc. (on behalf of MLIM), an investment adviser, reported shared voting and dispositive power with respect to 8,448,820 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. These persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2003 fiscal year, the directors and executive officers complied with all applicable SEC filing requirements.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

      The Board of Directors has adopted Corporate Governance Guidelines, and a copy of the Guidelines is attached as Appendix A. The Board expects periodically to review and may, if appropriate, revise the Guidelines. The Corporate Governance Guidelines are available on the corporate governance section of the Company's corporate web site at www.footlocker-inc.com. A printed copy of the Guidelines may also be obtained upon request by writing to the Corporate Secretary located at the Company's headquarters.

Committee Charters

      The Board of Directors has adopted charters for the Audit Committee, the Compensation and Management Resources Committee, the Finance and Strategic Planning Committee, and the Nominating and Corporate Governance Committee. Copies of the charters for these committees are available on the corporate governance section of the Company's corporate web site at www.footlocker-inc.com. Printed copies of these charters may also be obtained upon request by writing to the Corporate Secretary located at the Company's headquarters.

Director Independence

      The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board in accordance with the criteria established by The New York Stock Exchange. The Nominating and Corporate Governance Committee will review, on an annual basis, any relationships between outside directors and the Company that may affect independence. Currently, only one of the 11 members of the Board of Directors serves as an officer of the Company, and 9 of the 11 directors are independent under the criteria established by the New York Stock Exchange.

Lead Director

      On February 1, 2004, Matthew D. Serra, the Company's President and Chief Executive Officer, became its Chairman of the Board, President and Chief Executive Officer. J. Carter Bacot, who had served as non-executive Chairman of the Board, was appointed lead director as of February 1, 2004.

Executive Sessions of Non-Management Directors

      The Board of Directors holds regularly scheduled executive sessions of non-management directors. J. Carter Bacot, as lead director, presides at executive sessions of the non-management directors. In addition, the Board is scheduled to hold an executive session of the independent directors in 2004, at which the Chair of the Nominating and Corporate Governance Committee will preside.

Board Members' Attendance at Annual Meetings

      Although the Company does not have a policy on Board members' attendance at annual shareholders' meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a Board of Directors' meeting. In 2003, we rescheduled the annual meeting. As a result, seven directors attended the 2003 annual shareholders' meeting. The remaining four directors were unable to attend due to previously scheduled commitments that conflicted with the rescheduled meeting date.

New Director Orientation

      We have an orientation program for new directors, which is intended to educate the new director on the Company and the Board's practices. At the orientation, the newly elected director generally meets with the Company's Chief Executive Officer, the General Counsel and Secretary, the Chief Financial Officer, as well as with other senior financial officers of the Company, to review the business operations, financial matters, investor relations, corporate governance policies, and the composition of the Board and its committees. Additionally, he or she has the opportunity to visit our stores at the Company's New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations.

Payment of Directors Fees in Stock

      The non-employee directors receive one-half of their annual retainer fees, including committee chair retainer fees, in shares of the Company's Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

Director Retirement

      The Board has established a policy that directors resign from the Board at the annual meeting of shareholders following the director's 72nd birthday. As part of the Nominating and Corporate Governance Committee's regular evaluation of the Company's directors and the overall needs of the Board, the Nominating and Corporate Governance Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. In no event, however, shall any director remain on the Board beyond the date of the annual meeting of shareholders following the director's 75th birthday.

      The Board has established a policy that any director who experiences a change in his or her principal employment position shall submit a letter of resignation to the Chair of the Nominating and Corporate Governance Committee. That committee shall promptly meet to consider such a letter of resignation and shall either accept or reject the letter of resignation.

Communications with the Board of Directors

      The Board of Directors has established a procedure for shareholders to send communications to the Board of Directors. Shareholders desiring to communicate directly with the outside directors of the Company should send a letter to: Board of Directors, c/o Secretary, Foot Locker, Inc., 112 West 34th Street, New York, NY 10120. Upon receipt of any such communication, the Secretary shall promptly send a copy of the communication to the lead director and the Chair of the Nominating and Corporate Governance Committee. The lead director or the Chair of the Nominating and Corporate Governance Committee may direct the Secretary to send a copy of such communication to the other outside directors and may determine whether a meeting of the outside directors should be called to review such communication.

      A copy of the Procedures for Shareholder Communication with the Board of Directors is available on the Company's corporate web site at www.footlocker-inc.com.

Retention of Outside Advisors

      The Board of Directors and all of its committees have authority to retain the services of outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by the Audit Committee and report directly to the Audit Committee. In addition, the internal auditors are retained by the Audit Committee and are ultimately accountable to the Audit Committee. Similarly, consultants retained by the Compensation and Management Resources Committee to assist it in the evaluation of senior executives' compensation report directly to that committee.

Code of Business Conduct

      The Company has adopted a Code of Business Conduct for directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company's corporate web site at www.footlocker-inc.com. Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. We intend to disclose promptly any waivers of the Code of Business Conduct for directors and executive officers on the corporate governance section of the Company's corporate website at www.footlocker-inc.com.

BOARD OF DIRECTORS

Organization and Powers

      The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of not less than 9 nor more than 17 directors, the exact number to be determined, from time to time, by resolution adopted by a majority of the entire Board. The size of the Board is currently fixed at 11 directors.

      The Board held five meetings during 2003, and each director attended at least 75 percent of the aggregate total number of meetings of the Board and of meetings held by all committees of which he or she was a member.

Independence

      Pursuant to the rules of the New York Stock Exchange, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Board of Directors are independent other than Matthew D. Serra and J. Carter Bacot. Mr. Serra is not independent because he is an executive officer of the Company. Mr. Bacot is not independent because, in his role as non-executive Chairman of the Board from March 2001 to January 2004, he received direct compensation from the Company in excess of $100,000 per year.

      The Board of Directors also considered the independence of Purdy Crawford, who is counsel to the Toronto law firm of Osler, Hoskin & Harcourt, LLP (“OH&H”), a firm that has provided legal services to the Company. Mr. Crawford has advised the Company that, while OH&H provides him with an office and administrative support, the firm provided him with no remuneration in 2003. The Board has determined that Mr. Crawford is independent because he received no direct compensation from OH&H, he is not an employee, equity partner, or manager of OH&H, and he is not involved in the provision of services to the Company.

      The Board of Directors has determined that all members of the Audit Committee, the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee are independent as defined under the listing standards of the New York Stock Exchange.

Committees of the Board of Directors

      The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are six standing committees of the Board. Each director serves on at least two committees. The committee memberships, the number of meetings held during 2003, and the functions of the committees are described below.

Audit Committee	Compensation and Management Resources Committee	Finance and Strategic Planning Committee	Nominating and Corporate Governance Committee	Retirement Plan Committee	Executive Committee
P. Crawford (Chair)	J. E. Preston (Chair)	C. A. Sinclair (Chair)	J. Gilbert Jr. (Chair)	J. C. Bacot (Chair)	J. C. Bacot (Chair)
N. DiPaolo	P. Crawford	J. C. Bacot	J. E. Preston	B. Hartman	P. Crawford
J. Gilbert Jr.	P. H. Geier Jr.	N. DiPaolo	C. Turpin	L. Petrucci	J. Gilbert Jr.
D. Y. Schwartz	C. A. Sinclair	P. H. Geier Jr.	D. D. Young	M. D. Serra	J. E. Preston
D. D. Young	C. Turpin	J. E. Preston			M. D. Serra
		D. Y. Schwartz			C. A. Sinclair

      Audit Committee. The committee held ten meetings in 2003.

      The Board of Directors and the committee have approved a written charter governing the committee, and a copy of the current charter is attached as Appendix B. The report of the Audit Committee appears on Page 27. The Board of Directors has determined that the Company has at least one audit committee financial expert, as defined under the rules of the Securities Exchange Act of 1934 (the “Exchange Act”), serving on the Audit Committee. David Y. Schwartz has been designated as the audit committee financial expert. Mr. Schwartz is independent under the rules of the New York Stock Exchange and the Exchange Act.

      The committee assists the Board in fulfilling its oversight responsibilities in the following areas: (i) accounting policies and practices, (ii) the integrity of the Company's financial statements, (iii) compliance with legal and regulatory requirements, (iv) the qualifications, independence, and performance of the independent accountants, and (v) the performance of the internal audit function. The committee appoints the independent accountants and the internal auditors and is responsible for approving the independent accountants' and internal auditors' compensation.

      The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

      Finance and Strategic Planning Committee. The committee held three meetings in 2003.

      The committee (i) reviews the overall strategic and financial plans of Foot Locker, including capital expenditure plans, (ii) considers proposed debt or equity issues of the Company, (iii) reviews acquisition and divestiture proposals, and (iv) reviews reports of the Retirement Plan Committee with regard to the asset allocation and investment performance of the pension funds of the Company.

      Compensation and Management Resources Committee. The committee held four meetings in 2003. The committee's report appears on Page 20.

      The committee determines compensation for the Company's officers and some aspects of compensation for certain other executives of the Company and its operating divisions. The committee, or its sub-committee, also administers the Company's various compensation plans, including the incentive and deferred compensation plans, the equity-based compensation plans and the employees stock purchase plan. Members of the committee are not eligible to participate in any of these plans. The committee has the authority to retain an outside compensation consultant, reporting directly to the committee, to assist it in evaluating executive compensation and benefits matters. The committee also reviews and makes recommendations to the Board of Directors regarding executive development and succession, including for the position of Chief Executive Officer.

      Nominating and Corporate Governance Committee. The committee held three meetings in 2003.

      The committee has responsibility for overseeing matters of corporate governance affecting Foot Locker, including developing and recommending criteria and policies relating to service and tenure of directors. The committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The committee also reviews membership on the committees of the Board and makes recommendations with regard to committee members and chairs. In addition, the committee periodically reviews the form and amount of directors compensation.

      The Nominating and Corporate Governance Committee may, from time to time, establish criteria for candidates for Board membership. These criteria shall include area of expertise, diversity of experience, independence, commitment to representing the long-term interests of the Company's stakeholders, and other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors.

      The committee continuously maintains a working list of potential director nominees suggested by members of the committee, current and former members of the Board, and members of management. The committee also will consider nominees to the Board of Directors recommended by shareholders that comply with the provisions of the Company's By-Laws and relevant law, regulation, or stock exchange rules. The procedures for shareholders to follow to propose a potential director candidate are described on Page 28. From time to time the committee may retain the services of a third party search firm to identify potential director candidates. After a potential nominee is identified, the committee chair will review his or her biographical information and discuss with the other members of the committee whether to request additional information about the individual or to schedule a meeting with the potential candidate. The committee's screening process for director candidates is the same regardless of the source who identified the potential candidate. The committee's determination on whether to proceed with a formal evaluation of a potential candidate is based on the person's experience and qualifications, as well as the current composition of the Board and its anticipated future needs.

      Retirement Plan Committee. The committee held five meetings in 2003.

      The committee has responsibility to supervise the investment of the assets of the Company's United States retirement plans and to appoint, review the performance of and, if appropriate, replace, the trustee of the Company's pension trust and the investment manager responsible for managing the funds of such trust. The committee also has certain administrative responsibilities with regard to the United States retirement plans of the Company.

      Executive Committee. The committee did not meet in 2003.

      Except for certain matters reserved to the Board, the committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

Directors Compensation and Benefits

      Non-employee Directors. Since April 1, 2003, we have provided the following compensation to our non-employee directors. This compensation was established by the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee. No additional compensation is paid to any director who is also an employee of the Company for service on the Board.

•	Annual Retainer. An annual retainer of $60,000 is paid one-half in cash and one-half in shares of the Company's Common Stock under the Foot Locker 2002 Directors Stock Plan. Directors may elect to receive up to 100 percent of their retainer in stock. Prior to April 1, 2003, the annual retainer fee was $40,000.

The number of shares paid to the directors was determined by dividing the applicable retainer amount by the average price of a share of stock on the last business day preceding the July 1 payment date.

•	Committee Chair Retainers. The committee chairs receive an additional annual retainer of $5,000 paid in the same form as their annual retainers. Prior to April 1, 2003, the annual retainer fee for committee chairs was $3,000. No additional annual retainer was paid to the chair of the Executive Committee.

•	Meeting Fees. Directors receive a fee of $1,000 for attendance at each Board and committee meeting held beginning April 1, 2003. No meeting fees were paid prior to this date.

•	Annual Stock Option Grant. Directors receive an annual stock option grant, which is made on the first business day of each fiscal year. The number of shares granted is calculated by dividing $50,000 by the average of the high and low prices of a share of the Company's Common Stock on the first business day of the fiscal year. The per-share exercise price of each stock option granted may not be less than the fair market value of a share of Common Stock on the date of grant. Options granted in 2003 vest one year following the date of grant. Vested options may remain exercisable for one year following a director's termination of service as a director. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant.

During 2003, the non-employee directors received a stock option grant covering 4,849 shares at an exercise price of $10.31 per share.

•	Miscellaneous. Directors and their immediate families are eligible to receive discounts on purchases of merchandise from our stores, catalogs and Internet sites. The Company reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including travel expenses to and from meetings.

      Deferral Election. Non-employee directors may elect under the Foot Locker 2002 Directors Stock Plan to receive all or a portion of the cash component of their annual retainer (including committee chair retainers) in the form of deferred stock units or to have such amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainers in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120 percent of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of the Company's Common Stock.

      The number of deferred stock units to be granted equals the portion of the annual retainer being deferred into stock units divided by the fair market value of a share of Common Stock on the scheduled payment date of the deferred amount. The value of each deferred stock unit shall change in direct relationship to changes in the value of the Company's Common Stock as determined by a valuation. Dividend equivalents will be earned on deferred stock units.

      The distribution of amounts deferred will occur as soon as administratively feasible following a non-employee director's termination of service as a director. He or she will receive a cash lump sum distribution equal to any balance allocated to his or her interest account, as calculated on the valuation date, and a lump sum distribution in shares of Common Stock equal to the value of his or her deferred stock unit account, based on the fair market value on the valuation date. Alternatively, the director may elect to receive his or her distribution in up to three annual installments, with the annual installment amount frozen as of the first distribution date.

Non-executive Chairman of the Board

      J. Carter Bacot served as the non-executive Chairman of the Board until January 31, 2004. In 2003, we paid Mr. Bacot an additional annual cash retainer of $220,000 for his services in this capacity.

      Effective February 1, 2004, Mr. Bacot was appointed lead director, and we will pay him an additional annual cash retainer of $50,000 for his services in this capacity. We also will continue to provide Mr. Bacot with an office and administrative support.

Directors' Retirement Plan

      The Directors' Retirement Plan was frozen as of December 31, 1995. Consequently, only two of the current directors, who had completed at least five years of service as a director on the date the plan was frozen, are entitled to receive a retirement benefit under this plan. Under the Directors' Retirement Plan, an annual retirement benefit of $24,000 will be paid to a qualified director for the lesser of the number of years of his or her service as a director or 10 years. Payment of benefits under this plan generally begins on the later of the director's termination of service as a director or the attainment of age 65. Directors with less than five years of service at December 31, 1995 and directors who are elected after this date are not eligible to participate in the Directors' Retirement Plan.

Directors and Officers Indemnification and Insurance

      We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising Ace Insurance, St. Paul Insurance, RLI Insurance Co., Axis Specialty Insurance, Allied World Assurance and Liberty Mutual. These policies insure the Company and all of the Company's wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from September 12, 2003 until September 12, 2004. The total annual premium for these policies, including fees, is $2,304,480. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Federal Insurance Co., St. Paul Insurance and Traveler's Insurance Co., which have a total premium of $525,000 for the 12-month period ending September 12, 2004.

      The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting.

Transactions with Management and Others

      Foot Locker and its subsidiaries have had transactions in the normal course of business with various other corporations, including certain corporations whose directors or officers are also directors of the Company. The amounts involved in these transactions have not been material in relation to the businesses of the Company or its subsidiaries, and it is believed that these amounts have not been material in relation to the businesses of the other corporations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other corporations will continue in the future. As noted on Page 8, Purdy Crawford is Counsel to the Canadian law firm of Osler, Hoskin & Harcourt LLP.

EXECUTIVE COMPENSATION

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position(a)	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(b)		Restricted Stock ($)(c)(d)	Securities Underlying Option/SARs (#)	LTIP Payouts ($)(e)	All Other Compensation ($)(f)
Matthew D. Serra	2003	1,500,000	2,538,000	—		5,716,000	100,000	1,423,776	2,000
Chairman, President and	2002	1,200,000	1,192,483	—		—	200,000	1,931,274	2,000
Chief Executive Officer	2001	1,172,727	1,178,640	—		1,590,000	500,000	820,517	1,700
Richard T. Mina	2003	700,000	592,200	296,042	(g)	1,010,000	100,000	507,548	2,998
President and Chief	2002	581,250	176,027	—		—	50,000	450,000	2,431
Executive Officer,	2001	506,250	423,605	—		842,400	50,000	218,250	—
Foot Locker, Inc.-U.S.A.
Bruce L. Hartman	2003	593,750	502,313	—		307,500	40,000	646,533	7,817
Executive Vice President	2002	558,807	308,506	—		—	50,000	869,372	7,599
and Chief Financial Officer	2001	487,500	326,639	—		825,000	47,500	348,800	6,791
Gary M. Bahler	2003	443,750	375,413	—		307,500	40,000	474,592	4,049
Senior Vice President,	2002	418,750	231,183	—		—	47,500	630,000	3,900
General Counsel and	2001	387,500	259,636	—		—	47,500	261,600	3,610
Secretary
Jeffrey L. Berk	2003	433,775	366,974	—		307,500	40,000	486,457	—
Senior Vice President-	2002	421,250	232,563	—		—	47,500	719,238	—
Real Estate	2001	407,500	273,037	—		—	47,500	281,287	—

(a)	The named executive officers held the following positions with the Company during the periods covered in the above table:
	•	M. D. Serra was elected Chairman of the Board effective February 1, 2004. He has served as President and Chief Executive Officer since March 4, 2001. He served as President and Chief Operating Officer from April 12, 2000 to March 3, 2001 and as Chief Operating Officer from February 9, 2000 to April 11, 2000. He was President and Chief Executive Officer of Foot Locker Worldwide prior to February 9, 2000.
	•	R. T. Mina has served as President and Chief Executive Officer of Foot Locker, Inc.-U.S.A. since February 2, 2003. He previously served as President and Chief Executive Officer of the Company's Champs Sports division from April 13, 1999 to February 1, 2003 and as President and Chief Executive Officer of Foot Locker Europe, a subsidiary of the Company, from January 1, 1996 to April 12, 1999.
	•	B. L. Hartman has served as Executive Vice President and Chief Financial Officer since April 18, 2002; he previously served as Senior Vice President and Chief Financial Officer from February 27, 1999 to April 17, 2002. He was Vice President-Corporate Shared Services from August 12, 1998 to February 26, 1999.
	•	G. M. Bahler has served as Senior Vice President since August 12, 1998; General Counsel since February 1, 1993; and Secretary since February 1, 1990.
	•	J. L. Berk has served as Senior Vice President-Real Estate since February 9, 2000. He was President-North America of Foot Locker Realty prior to February 9, 2000.
(b)	None of the named executive officers, other than Mr. Mina, received perquisites or other personal benefits in an amount exceeding $50,000, the amount which would require reporting in this column.
(c)	At January 31, 2004 the named executive officers held the following number of shares of restricted stock, having the values stated below, based upon a $24.74 closing price of the Company's Common Stock as reported on the New York Stock Exchange on January 30, 2004, the last business day prior to the end of the fiscal year. Shares of restricted stock that vested on January 31, 2004 are not included in the year-end totals.
Name	# of Shares of Restricted Stock	Year-End $ Value
M. D. Serra	440,000	10,885,600
R. T. Mina	140,000	3,463,600
B. L. Hartman	60,000	1,484,400
G. M. Bahler	60,000	1,484,400
J. L. Berk	50,000	1,237,000
(d)	In 2001 and 2003 the Company granted awards of restricted stock to the named executive officers on the dates indicated:
Name	Date of Grant	# of Shares	Closing Price on Date of Grant	Vesting Date	Grant Date $ Value
M. D. Serra	03/04/01	150,000	$10.60	01/31/04	1,590,000
	02/02/03	240,000	10.10	02/03/06	2,424,000
	09/11/03	100,000	16.46	09/11/04	1,646,000
	09/11/03	100,000	16.46	09/11/05	1,646,000
R. T. Mina	05/18/01	60,000	14.04	01/31/04	842,400
	02/02/03	100,000	10.10	02/03/06	1,010,000
B. L. Hartman	05/01/01	60,000	13.75	01/31/04	825,000
	04/16/03	30,000	10.25	04/16/06	307,500
G. M. Bahler	04/16/03	30,000	10.25	04/16/06	307,500
J. L. Berk	04/16/03	30,000	10.25	04/16/06	307,500
The shares of restricted stock will vest on their respective vesting dates, provided that the executive remains employed by the Company from the date of grant through the applicable vesting date. The executive has the right to receive and retain all regular cash dividends payable after the date of grant to record holders of Common Stock. We calculated the values of the restricted stock awards by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the individual grant dates by the total number of shares of restricted stock awarded on those dates.
(e)	Amounts stated in this column reflect payments made to the executives under the Company's Long-Term Incentive Compensation Plan. Payouts made in 2003 were for the 2001-2003 Performance Period; payouts made in 2002 were for the 2000-2002 Performance Period; and payouts made in 2001 were for the 1999-2001 Performance Period.
(f)	Includes, where applicable, the dollar value of the premium paid by the Company for a flexible universal life insurance policy for the benefit of the named executive and the dollar value of the Company's matching contribution under the 401(k) Plan made to the named executive's account in shares of Common Stock. The dollar value of amounts reported for 2003 are stated below. The shares of Common Stock for the matching contribution in 2003 were valued at $23.45 per share, which represents the closing price of a share of Common Stock on December 31, 2003, the last trading day of the plan year.
Name	Life Insurance Premium	Employer Matching Contribution Under 401(k) Plan
M. D. Serra	$0	$2,000
R. T. Mina	2,998	0
B. L. Hartman	5,817	2,000
G. M. Bahler	2,049	2,000
(g)	Amount includes $162,083 reimbursed to Mr. Mina for expenses arising from his relocation to the Company's headquarters in New York, and $133,959 for a tax gross-up relating to such reimbursement.

Long-Term Incentive Plan — Awards in Last Fiscal Year(a)

			Estimated Future Payouts Under Non-Stock Price-Based Plan
Name	Number of Shares, Units or Other Rights(#)	Performance Period Until Payout	Threshold($)	Target($)	Maximum($)
M. D. Serra	1,500,000	2003-2005	337,500	1,350,000	2,700,000
R. T. Mina	700,000	2003-2005	157,500	630,000	1,260,000
B. L. Hartman	600,000	2003-2005	135,000	540,000	1,080,000
G. M. Bahler	450,000	2003-2005	101,250	405,000	810,000
J. L. Berk	436,700	2003-2005	98,258	393,030	786,060

(a)	The named executive officers participate in the Long-Term Incentive Compensation Plan (the “Long-Term Plan”). Individual target awards under the Long-Term Plan are expressed as a percentage of the participant's Annual Base Salary. In 2003 the Compensation and Management Resources Committee (the “Compensation Committee”) approved awards to the participants for the Performance Period of 2003-2005. The amounts shown in the table above under the column headed “Number of Shares, Units or Other Rights” represent the annual rate of base salary for 2003 for each of the named executive officers. The amounts shown in the columns headed “Threshold,” “Target,” and “Maximum” represent 22.5 percent, 90 percent and 180 percent, respectively, of each of the named executive officers' annual base salaries in the first year of the Performance Period and represent the amount that would be paid to him at the end of the applicable Performance Period if the Company achieves the established goals.
Unless otherwise determined by the Compensation Committee, any payment in connection with awards under this plan will be made only if and to the extent performance goals for the Performance Period are attained and only if the participant remains employed by the Company throughout the Performance Period; provided that if the performance goals are met, the Compensation Committee may, in its sole discretion, award, after completion of the Performance Period, a pro rata payment to any participant whose employment terminated during the Performance Period. Further, upon a Change in Control, the Compensation Committee, in its sole discretion, but only to the extent permitted under Section 162(m) of the Internal Revenue Code (if applicable), may make a payment equal to or less than a pro rata portion (through the date of the Change in Control) of the individual target award based on the actual performance results achieved from the beginning of the Performance Period to the date of the Change in Control and the performance results that would have been achieved had the performance goals been met for the balance of the Performance Period.
Payment to a participant under the Long-Term Plan for each Performance Period shall be made, in the discretion of the Compensation Committee, in shares of Common Stock or cash. If payment is made in shares of stock, the number of shares to be paid to the participant will be determined by dividing the achieved percentage of a participant's Annual Base Salary by the fair market value, as defined in the Long-Term Plan, of the Common Stock on the date of payment. The amount of any payout for the Performance Period may not exceed the lesser of 300 percent of that employee's Annual Base Salary or $5,000,000.
Any payout under the Long-Term Plan is calculated based upon the Company's performance in the applicable Performance Period and measured against the performance criteria set for the participant at the beginning of the applicable Performance Period by the Compensation Committee. These performance goals are based on one or more of the following criteria: (i) the attainment of certain target levels of, or percentage increase in, consolidated net income; or (ii) the attainment of certain levels of, or a specified increase in, return on invested capital. In addition, to the extent permitted by Section 162(m) of the Internal Revenue Code (if applicable), the Compensation Committee has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or the Company's financial statements, or in response to changes in applicable laws, regulations or accounting principles.

Option Grants in Last Fiscal Year

	Individual Grants(a)
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value($)(b)
M. D. Serra	100,000	7.19	16.190	9/11/13	438,767
R. T. Mina	100,000	7.19	10.065	2/02/13	272,434
B. L. Hartman	40,000	2.88	10.245	4/16/13	110,923
G. M. Bahler	40,000	2.88	10.245	4/16/13	110,923
J. L. Berk	40,000	2.88	10.245	4/16/13	110,923

(a)	During 2003 the Compensation and Management Resources Committee granted stock options to the named executive officers under the 1998 Stock Option and Award Plan (the “1998 Award Plan”) or the 2003 Stock Option and Award Plan (the “2003 Award Plan”).
The per-share exercise price of each stock option may not be less than the fair market value of a share of Common Stock on the date of grant. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted during 2003 become exercisable in three substantially equal installments, beginning on the first annual anniversary of the date of grant. If a participant retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then immediately exercisable, plus those options that would have become exercisable on the next succeeding anniversary of the date of grant of each option, will remain (or become) immediately exercisable as of that date. Moreover, upon the occurrence of a “Change in Control,” as defined in the 2003 Award Plan and the 1998 Award Plan, all outstanding options will become immediately exercisable as of that date.
In general, options may remain exercisable for up to three years following a participant's retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant.
Options are also outstanding under the 1995 Stock Option and Award Plan (the “1995 Award Plan”). The terms of the 1995 Award Plan are substantially the same as the terms of the 1998 Award Plan and the 2003 Award Plan.
(b)	Values were calculated as of the date of grant using a Black-Scholes option pricing model. The values shown in the table are theoretical and do not necessarily reflect the actual values that the named executive officers may ultimately realize. Any actual value to the officer will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the option exercise price. In addition to the fair market value of the Common Stock on the date of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown in the table: a weighted-average risk-free interest rate of 2.26 percent; a stock price volatility factor of 37 percent; a 3.4 year weighted-average expected award life and a 1.2 percent dividend yield. The assumptions and calculations used for the model are consistent with the assumptions for reporting stock option valuations used in the Company's 2003 Annual Report on Form 10-K.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)(a)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
M. D. Serra	0	N/A	816,666	233,334	10,401,911	1,910,339
R. T. Mina	11,667	136,254	121,249	150,001	1,109,147	1,885,093
B. L. Hartman	0	N/A	150,832	89,168	1,066,341	1,015,584
G. M. Bahler	25,000	186,506	182,499	87,501	1,559,248	1,001,814
J. L. Berk	25,000	296,718	162,499	87,501	1,330,678	1,001,814

(a)	The fair market value (the average of the high and low prices of the Company's Common Stock) on Friday, January 30, 2004, the last business day of 2003, was $24.28.

Retirement Plans

      The Company maintains the Foot Locker Retirement Plan (the “Retirement Plan”), a defined benefit plan with a cash balance formula, which covers associates of the Company and substantially all of its United States subsidiaries. All qualified associates at least 21 years of age are covered by the Retirement Plan, and plan participants become fully vested in their benefits under this plan generally upon completion of five years of service or upon attainment of normal retirement age while actively employed.

      Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant's W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant's years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

Years of Service	Percent of All W-2 Compensation	+	Percent of W-2 Compensation Over $22,000
Less than 6	1.10		0.55
6-10	1.50		0.75
11-15	2.00		1.00
16-20	2.70		1.35
21-25	3.70		1.85
26-30	4.90		2.45
31-35	6.60		3.30
More than 35	8.90		4.45

      In addition, all balances in the participants' accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit described above and receive benefits under the Retirement Plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Participants may elect one of the optional forms of benefit with respect to the accrued benefit as of December 31, 1995 if the individual participated in the Retirement Plan as of that date.

      The Internal Revenue Code limits annual retirement benefits that may be paid to, and compensation that may be taken into account in the determination of benefits for, any person under a qualified retirement plan such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of this plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

      In addition, the Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries. The named executive officers and three of the other executive officers of the Company currently participate in the SERP. Under the SERP the Compensation Committee sets an annual targeted incentive award for each participant consisting of a percentage of salary and bonus based on the Company's performance against target. Achievement of the target causes an 8 percent credit to a participant's account. The applicable percentage decreases proportionately to the percentage of the Company's performance below target, but not below 4 percent, and increases proportionately to the percentage of the Company's performance above target, but not above 12 percent. Participants' accounts accrue simple interest at the rate of 6 percent annually.

      The table below provides the estimated annual benefit for each of the named executive officers stated as a single life annuity under the Retirement Plan, the Excess Plan, and the SERP. The projections contained in the table assume each person's continued employment with the Company to his normal retirement date and that compensation earned during each year after 2003 to the individual's normal retirement date remains the same as compensation earned by him during 2003. The projections in the table below are based upon a single life annuity determined by converting the account balance projected to normal retirement date using a 6 percent interest rate at normal retirement age based on the average rate as published in Federal statistical release H.15 (519) for 30-year U.S. Treasury Bills for December 2003. The applicable interest rate is the rate specified in Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code.

Named Executive Officer	Total Annual Benefit For Years 1-3 Following Retirement(a)	Total Annual Benefit For Years 4 and Subsequent Following Retirement(a)
M. D. Serra	$898,621	$50,762
R. T. Mina	1,363,257	268,057
B. L. Hartman	759,646	68,991
G. M. Bahler	583,691	127,650
J. L. Berk	675,455	67,412

(a)	The amounts stated for years 1-3 following retirement include the SERP benefits, payable as a lump sum spread over a three-year period. The SERP projections include a 12 percent credit to the participants' accounts for 2003 and assume an annual 8 percent credit going forward. Beginning with the fourth year following retirement, the individuals' annual benefits will not include any SERP payments and, therefore, their annual benefits for those years will be reduced accordingly.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

      We have employment agreements with the named executive officers. The material terms of these agreements are described below.

M. D. Serra

      We have an employment agreement with Matthew D. Serra for a term that began on February 2, 2003 and ends on February 4, 2006.

      During the term of his employment agreement, Mr. Serra will receive a base salary of not less than $1.5 million per year, and his annual bonus at target during each year of his employment term will be 100 percent of his base salary. Mr. Serra also participates in the Long-Term Plan, and his bonus at target under the Long-Term Plan for any three-year performance period will be 90 percent of his base salary at the beginning of the performance period. Under the employment agreement, Mr. Serra also receives certain perquisites, including a Company-paid automobile and driver, financial planning and reimbursement for out-of-pocket medical expenses.

      If Mr. Serra's employment is terminated for any reason other than death, disability or Cause, or if the Company materially breaches the terms of his employment agreement, we will pay him his base salary until the earliest of (i) the end of the employment period, (ii) his death or (iii) his breach of any post-employment obligations. The Company would also pay him the annual bonus that he otherwise would have earned if his employment had not ended, pro rated to his termination date, and the bonus under the Long-Term Plan that he otherwise would have earned under that plan for the performance period that ends on the last day of the fiscal year in which his employment ends, pro rated to his termination date. Further, Mr. Serra's restricted stock would fully vest.

      Payments to Mr. Serra following a Change in Control under circumstances where (a) he terminates his employment within the 30-day period following three months after the Change in Control, (b) we terminate his employment without Cause, or (c) he terminates his employment for Good Reason during the two-year period following the Change in Control will not be less than 1.5 times the sum of his base salary and annual bonus at target. Also, Mr. Serra's shares of restricted stock and stock options that are unvested would fully vest under these circumstances. If Mr. Serra becomes entitled to the payments in this paragraph or any other amounts as a result of a Change in Control (the “Change in Control Payments”), and these payments are subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him a gross-up payment so that the net amount of the Change in Control Payments and the gross-up payment retained by Mr. Serra, after deduction for certain taxes, is equal to the Change in Control Payments.

R. T. Mina

      We have an employment agreement with Richard T. Mina in his position as President and Chief Executive Officer of Foot Locker, Inc.-U.S.A. The term of this agreement began on May 1, 2003 and ends on May 1, 2006 and will automatically be extended for additional one-year periods unless notice is given that the term will not be extended.

      If the Company terminates Mr. Mina's employment without Cause or if he terminates his employment for Good Reason, the Company will pay his base salary to him through his termination date and a severance benefit equal to the sum of two weeks' salary plus 1/26 of his annual bonus at target multiplied by his years of service, but this sum shall not be less than 52 weeks' salary. If Mr. Mina's employment is terminated by him for Good Reason or by the Company without Cause within 24 months following a Change in Control, as defined in the employment agreement, then he would be entitled to a severance benefit calculated using the formula described in the preceding sentence, except that his minimum severance benefit may not be less than 104 weeks' salary plus two times his annual bonus at target.

B. L. Hartman, G. M. Bahler and J. L. Berk

      We also have employment agreements with Bruce L. Hartman in his position as Executive Vice President, and with Gary M. Bahler and Jeffrey L. Berk in their positions as Senior Vice Presidents of the Company. The term of each of these agreements ends on December 31, 2004 and will automatically be extended for additional one-year periods unless we give the executive notice that the Company does not intend to extend the term of the agreement.

      If the Company terminates the executive's employment without Cause or does not extend the term of the employment agreement beyond the then-current termination date, or if the executive terminates his employment for Good Reason, the Company will pay the executive's base salary to him through the termination date and a severance benefit equal to the sum of two weeks' salary plus 1/26 of the executive's annual bonus at target multiplied by his years of service, but this sum shall not be less than 52 weeks' salary. If the executive's employment is terminated by the executive for Good Reason or by the Company without Cause within 24 months following a Change in Control, as defined in the employment agreement, then he would be entitled to a severance benefit calculated using the formula described in the preceding sentence, except that the executive's minimum severance benefit may not be less than 104 weeks' salary plus two times his annual bonus at target.

Trust Agreement

      The Company has established a trust (the “Trust”) in connection with certain of its benefit plans, arrangements, and agreements, including certain of those described above, and other benefit plans, agreements or arrangements that subsequently may be covered (collectively, the “Benefit Obligations”). Under the Trust agreement, in the event of a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations, out of funds held in the Trust, the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company (as defined in the Trust agreement), the Company is required to fund the Trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee is required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

Compensation Committee Interlocks and Insider Participation

      During 2003 the following individuals (none of whom had been an officer or employee of the Company or any of its subsidiaries) served on the Compensation and Management Resources Committee: Purdy Crawford, Philip H. Geier Jr., James E. Preston, Christopher Sinclair and Cheryl Nido Turpin. There were no interlocks with other companies within the meaning of the SEC's proxy rules. As noted on Page 8, Mr. Crawford is Counsel to the Canadian law firm of Osler, Hoskin & Harcourt LLP. Mr. Crawford does not participate in decisions regarding awards under the Company's 1995 Award Plan, 1998 Award Plan or 2003 Award Plan to executives covered by Section 16(a) of the Securities Exchange Act of 1934.

Compensation Committee's Report to Shareholders on Executive Compensation

      The Compensation and Management Resources Committee of the Board of Directors (the “Committee”), composed of the directors listed below, has responsibility for all compensation matters involving the Company's executive officers and for significant elements of the compensation of the chief executive officers of its business units. None of the members of the Committee are officers or employees of the Company or any of its subsidiaries. This is our report on the Company's executive compensation in 2003.

      Compensation Policy. It is the policy of the Company to design and maintain a compensation policy that will enable the Company to attract, motivate, and retain executive officers and the senior management of its operating units by providing a fully competitive total compensation opportunity. This policy, developed under the oversight and with the approval of the Committee, provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the achievement of previously specified performance goals; (iii) long-term incentive opportunities, payable in stock or cash, which are based on the achievement of previously specified performance goals; and (iv) long-term stock-based incentive opportunities, which are designed to strengthen the mutuality of interest between participating executives and the shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payment levels. For senior level management associates the compensation policy provides that a greater percentage of total compensation will be at risk, dependent upon the performance of the Company or the relevant operating unit in relation to targets established under incentive compensation plans, or, in the case of stock awards, increases in the price of the Company's Common Stock. The Committee has the authority to retain an outside compensation consultant, reporting directly to the Committee, to assist it in evaluating executive compensation and benefit matters.

      Compensation Program. In order to implement this compensation policy, the Company, under the oversight and with the approval of the Committee, has established a compensation program for executive officers and the senior management of its business units consisting of four components: base salary, participation in the Annual Plan, participation in the Long-Term Plan, and grants under the Award Plans. These individuals, along with other associates of the Company, also have the opportunity to participate in the employee stock purchase program.

      An evaluation of the performance in the preceding year of each member of management (other than the Chief Executive Officer) is conducted by the Company's management at the beginning of each year, based upon goals, responsibilities, and other performance criteria established at the beginning of the prior year. Based upon the results of these performance reviews, the Chief Executive Officer makes base salary recommendations to the Committee for the Company's executive officers and the chief executive officers of the Company's business units. The Committee then reviews the base salaries of these individuals and determines the changes, if any, that should be made to their base salaries based upon individual performance and the need to maintain a competitive position with other national retail companies. As part of its review of the Company's compensation program for its executives, the Committee considered compensation data developed by a nationally recognized independent compensation consultant.

      At the beginning of each year, the Committee also establishes the performance goals under the Annual Plan for that year and under the Long-Term Plan for the performance period then beginning. The performance goals under the Annual Plan for 2003 were based on a combination of pre-tax income and percentage return on invested capital, with targets for executive officers being equal to the budgeted pre-tax income and percentage return on invested capital set in the Company's operating budget for the year. Senior management of the operating units participate in annual bonus plans with goals tied to operating results of their respective units. The performance goals under the Long-Term Plan for the 2001-2003 performance period were based on a three-year average percentage return on invested capital, with the target being equal to the average percentage return on invested capital established in the Company's three-year plan for that period. The annual operating budget and the three-year plan on which the targets under the Annual Plan and the Long-Term Plan were established were reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. The performance of the Company's continuing operations almost achieved the maximum performance targets established by the Committee under the Annual Plan for 2003 and somewhat exceeded the target performance established by the Committee under the Long-Term Plan for the 2001-2003 performance period, resulting in payments to the named executive officers shown in the table on Page 13.

      Each year the Committee considers making stock awards to key employees, including executive officers, which may take the form of stock options or restricted stock. These awards are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's businesses, and to strengthen the tie between a key employee's compensation opportunity and the shareholders' interest in increasing the price of Common Stock. Stock options granted by the Committee in 2003 vest in three equal annual installments beginning on the first anniversary of the date of grant. Restricted stock awards vest after an executive's continued employment by the Company for a specified period. In 2003, the Committee approved stock option grants to approximately 175 associates and restricted stock awards to 13 executives.

      In determining the stock awards to be granted to executive officers, the Committee considered a number of factors, including the position held by the individual, his or her performance, stock awards made to these individuals in previous years, the financial results of the Company for the prior year, and the price of a share of Common Stock.

      Chief Executive Officer's Compensation. The Company has an employment agreement with Matthew D. Serra, its Chairman of the Board and Chief Executive Officer, for a three-year term that began in February 2003. The terms of that agreement are summarized on Page 18. The components of Mr. Serra's compensation package are the same as those of other executive officers of the Company: base salary, annual cash incentive, long-term incentive payable in cash or stock, and long-term stock-based incentives. The Board of Directors has established a procedure under which the Chief Executive

Officer's performance is reviewed each year by the Committee and the Nominating and Corporate Governance Committee, acting together.

      In approving Mr. Serra's compensation arrangements, the Committee considered the compensation arrangements of chief executive officers of other companies in the retail and athletic footwear and apparel industries, appropriate compensation for an executive of Mr. Serra's background and experience, Mr. Serra's performance as the Company's Chief Executive Officer, and the benefits to the Company and its shareholders that were expected to result from retaining Mr. Serra's services as the Company's Chief Executive Officer through the term of his current contract and providing him with a meaningful compensation opportunity tied to the performance of the Company and the price of its Common Stock. In reviewing of Mr. Serra's compensation, the Committee has obtained the advice of, and reviewed compensation data developed by, a nationally recognized compensation consultant that is retained by, and reports directly to, the Committee.

      Payments were made to Mr. Serra under the Annual Plan for 2003 and the Long-Term Plan for the 2001-2003 performance period as shown in the table on Page 13. Mr. Serra's performance targets under the Annual Plan and Long-Term Plan for these periods were the same as those applicable to all executive officers of the Company, as described above, and were established by the Committee at the beginning of the relevant performance periods.

      One Million Dollar Pay Deductibility Cap. Under Section 162(m) of the Code, public companies are precluded from receiving a federal tax deduction on compensation paid to certain executive officers in excess of $1 million per year unless certain requirements are met. It is generally the Committee's view that the compensation plans and programs of the Company should be designed and administered in a manner that ensures the tax deductibility by the Company of compensation paid to its executives. As a consequence, the Annual Plan, the Long-Term Plan, and the Stock Option and Award Plans are structured so that cash compensation paid and stock options granted under those plans qualify for an exemption from the $1 million pay deductibility limit. The Committee recognizes, however, that situations may arise when it is in the best interests of the Company and its shareholders to pay compensation to an executive that cannot be deducted for tax purposes. The portion of Mr. Serra's base salary that exceeds $1 million per year, the compensation related to his restricted stock grants, and potentially some portion of the restricted stock grants made to certain other officers, are not expected to be deductible. It was the view of the Committee that the benefits of securing the services of Mr. Serra and these officers outweigh the Company's inability to obtain a tax deduction for those elements of compensation.

James E. Preston, Chairman
Purdy Crawford
Philip H. Geier Jr.
Christopher A. Sinclair
Cheryl Nido Turpin

Performance Graph

      The following graph compares the cumulative total shareholder return on the Company's Common Stock with the Russell 2000 Index and a selected peer group from January 29, 1999 through January 30, 2004. The peer group comprises The Finish Line, Inc., Footstar, Inc. (whose business includes operations outside of athletic footwear and apparel retailing) and The Sports Authority, Inc. In August 2003 Gart Sports Company and The Sports Authority, Inc. merged, and the combined company was named The Sports Authority, Inc. The peer group used in the Company's performance graph in 2003 included The Sports Authority, Inc. prior to its merger with Gart Sports Company. The shareholder return for The Sports Authority, Inc. represented in the chart below was calculated using Gart Sports Company common stock for the period prior to August 5, 2003 and the combined company's return for the period beginning August 5, 2003 through the end of the measurement period. The Company believes that this selected group reflects the Company's peers as retailers in the athletic footwear and apparel industry.

Dollars

$600

$500

$400

$300

$200

$100

$0

Jan-99

Jan-00

Feb-01

Feb-02

Jan-03

Jan-04

Years Ending

Foot Locker

Russell 2000

Peer

	1/29/99	1/28/00	2/2/01	2/1/02	1/31/03	1/30/04
Foot Locker	100.00	117.1	235.7	296.0	197.6	488.5
Russell 2000	100.00	119.7	120.4	117.9	92.6	145.3
Peer Group	100.00	91.0	151.6	174.1	131.8	493.5

Equity Compensation Plan Information

      The following table provides information as of January 31, 2004 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	6,886,160	$14.73	18,152,836	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	6,886,160	$14.73	18,152,836

(1)	Includes securities available for future issuance under shareholder-approved compensation plans other than upon the exercise of an option, warrant or right, as follows: 6,371,824 shares under the 1994 Employees Stock Purchase Plan (the “1994 Stock Purchase Plan”), 3,000,000 shares under the 2003 Employees Stock Purchase Plan (the “2003 Stock Purchase Plan”), and 403,941 shares under the 2002 Directors Stock Plan. Participating employees under the 1994 Stock Purchase Plan and 2003 Stock Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company's Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year. The 2002 Directors Stock Plan provides for, in addition to annual stock option grants to non-employee directors, the payment of their annual retainer fees in stock and for the voluntary deferral of all or a portion of their annual retainer fees into stock units. Directors are required to receive at least 50 percent of their annual retainer fees in the form of stock. The total number of shares authorized under the 2002 Directors Stock Plan covers the issuance of stock in payment of the non-employee directors' annual retainer fees, annual stock option grants, and stock units allocated under this plan without specifying the number of shares that may be issued or awarded in any of these forms. As of January 31, 2004, there were 403,941 shares available under the 2002 Directors Stock Plan, all of which are included in column (c) of the table. As of this date, 6,905 shares under the 2002 Directors Stock Plan have been allocated into the deferred stock unit accounts.
(2)	The 1995 Stock Option and Award Plan (the “1995 Award Plan”), the 1998 Stock Option and Award Plan (the “1998 Award Plan”) and the 2003 Stock Option and Award Plan (the “2003 Award Plan”), which were previously approved by shareholders, contain limitations within their respective total number of authorized shares on the number of shares that may be awarded to participants in the form of restricted stock or Other Stock-Based Awards, and these shares are included in the total number disclosed in column (c). The 1995 Award Plan limits the number of shares that may be awarded as restricted stock to 1,500,000 shares, of which 930,000 shares remain available for issuance. Similarly, the 1998 Award Plan limits the number of shares that may be awarded in the form of restricted stock and Other Stock-Based Awards to 3,000,000 shares, of which 1,733,435 shares remain available for issuance, and the 2003 Award Plan limits the number of shares that may be awarded in the form of restricted stock and Other Stock-Based Awards to 1,000,000 shares, of which 800,000 shares remain available for issuance. Payouts under the Long-Term Incentive Compensation Plan may, at the discretion of the Compensation Committee, be made in shares of Common Stock, and these shares would be issued as Other Stock-Based Awards under the 1995 Award Plan, the 1998 Award Plan or the 2003 Award Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides that the members of the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of the four directors who constitute Class I expire at the 2004 annual meeting upon the election and qualification of their successors. James E. Preston, Matthew D. Serra, Christopher A. Sinclair and Dona D. Young will be considered for election as directors in Class I, each to hold office for a three-year term expiring at the annual meeting in 2007. Each nominee has been nominated by the Board of Directors for election and has consented to serve for the specified term. Each of the nominees was elected to serve for his or her present term at the 2001 annual meeting.

      If, prior to the annual meeting, any of the four nominees becomes unable to serve as a director for any reason, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for another person to serve as a director in place of that nominee.

      The seven remaining directors will continue in office, in accordance with their previous elections, until the expiration of the terms of their classes at the 2005 or 2006 annual meeting. The Board has established a retirement policy for directors, which is described on Page 7. Pursuant to that policy, the Nominating and Corporate Governance Committee has asked Purdy Crawford, who attained age 72 in 2003 and would otherwise have resigned from the Board at the 2004 annual meeting, to continue as a director for the balance of his current term, which ends at the 2005 annual meeting.

      Biographical information follows for the four nominees and for each of the seven other directors of the Company whose present terms as directors will continue after the 2004 annual meeting. There are no family relationships among the directors or executive officers of the Company.

      The Board of Directors recommends that shareholders vote FOR the election to the Board of Directors of the nominees identified for election.

Nominees for Directors
Terms Expiring in 2007

      James E. Preston. Age 71. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of beauty and related products) from 1989 to May 6, 1999, and Chairman and Chief Executive Officer of Avon Products, Inc. from 1989 to June 1998. Mr. Preston is a director of ARAMARK Corporation and Reader's Digest Association.

      Matthew D. Serra. Age 59. Director since 2000. The Company's Chairman of the Board since February 1, 2004, President since April 12, 2000 and Chief Executive Officer since March 4, 2001. He was the Company's Chief Operating Officer from February 9, 2000 to March 3, 2001, and President and Chief Executive Officer of the Company's Foot Locker Worldwide division from September 21, 1998 to February 8, 2000.

      Christopher A. Sinclair. Age 53. Director since 1995. Managing Director of Manticore Partners LLC (venture capital and advisory firm) since February 1, 2001, and Chairman of the Board of Scandent Group Holdings, Mauritius (global provider of information technology services) since May 1, 2002. Mr. Sinclair was an Operating Partner of Pegasus Capital Advisors (private equity firm) from June 1, 2000 to June 1, 2002. He was Chairman of the Board of Caribiner International (business communications) from May 5, 1999 to May 30, 2000, Chief Executive Officer from December 22, 1998 to May 30, 2000, and President from December 22, 1998 to May 4, 1999. He is a director of Mattel, Inc. and Scandent Group Holdings, Mauritius.

      Dona D. Young. Age 50. Director since 2001. Chairman of the Board, President and Chief Executive Officer of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions). Mrs. Young has held the positions of Chairman of the Board since April 1, 2003, President since February 2000, and Chief Executive Officer since January 1, 2003. She served as Chief Operating Officer from February 2001 to December 31, 2002. Mrs. Young is also Chairman of the Board since April 1, 2003, President since February 2000 and Chief Executive Officer since January 1, 2003 of Phoenix Life Insurance Company. Mrs. Young joined Phoenix Home Life Mutual Insurance Company (then known as Phoenix Mutual Life Insurance Company) in 1980 and served in various management and legal positions, including Executive Vice President and General Counsel from 1995 to 2000. She is a director of The Phoenix Companies, Inc. and Wachovia Corporation.

Directors Continuing in Office
Terms Expiring in 2005

      J. Carter Bacot. Age 71. Director since 1993. Mr. Bacot served as the non-executive Chairman of the Board of the Company from March 4, 2001 to January 31, 2004 and is currently the lead director. He was Chairman of the Board of The Bank of New York Company, Inc. (bank holding company) and of The Bank of New York, its wholly owned subsidiary, from 1982 to February 7, 1998; Chief Executive Officer of The Bank of New York Company, Inc. and of The Bank of New York from 1982 to July 1, 1997. He is a trustee of Atlantic Mutual Insurance Company and a director of its subsidiaries, Atlantic Specialty Insurance Company and Centennial Insurance Company; and a director of NVR, Inc.

      Purdy Crawford. Age 72. Director since 1995. Chairman of the Board of Allstream Inc. (formerly AT&T Canada Corp.) (telecommunications) since June 1999. Chairman of the Board of Imasco Limited (Canada) (consumer products and services) from 1987 to February 2000 and its Chief Executive Officer from 1987 to 1995. Mr. Crawford is a director of Allstream Inc. (formerly AT&T Canada Corp.), Canadian National Railway Company, Maple Leaf Foods Ltd., Emera Inc. and Seamark Asset Management Ltd. He is a director and trustee of Clearwater Seafoods Income Fund and Counsel to the Canadian law firm of Osler, Hoskin & Harcourt LLP.

      Nicholas DiPaolo. Age 62. Director since 2002. Vice Chairman and Chief Operating Officer of Bernard Chaus, Inc. (apparel designer and manufacturer) since November 1, 2000. He was Chairman of the Board, President and Chief Executive Officer of Salant Corporation (diversified apparel company) from January 1991 until his retirement in 1997. Mr. DiPaolo is a director of Bernard Chaus, Inc. and JPS Industries.

      Philip H. Geier Jr. Age 69. Director since 1994. Chairman of the Board and Chief Executive Officer of Interpublic Group of Companies, Inc. (advertising agencies and other marketing communication services) from 1980 to December 31, 2000. He is a director of Fiduciary Trust Company International, AEA Investors, Inc., Alcon, Inc., Swiss International Airlines and Mettler-Toledo, Inc.

Directors Continuing in Office
Terms Expiring in 2006

      Jarobin Gilbert Jr. Age 58. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of PepsiAmericas, Inc. and Midas, Inc. He is a trustee of Atlantic Mutual Insurance Company. Mr. Gilbert is also a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

      David Y. Schwartz. Age 63. Director since 2000. Independent business adviser and consultant, principally in the retail, distribution and service industries, since July 1997. He was a partner with Arthur Andersen LLP from 1972 until he retired from that public accounting firm in 1997. Mr. Schwartz is a director of Walgreen Co. and TruServ Corporation.

      Cheryl Nido Turpin. Age 56. Director since 2001. President and Chief Executive Officer of the Limited Stores (retail merchants) from June 1994 to August 1997. She was President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited, Inc., from January 1990 to June 1994. Ms. Turpin is a director of The Warnaco Group, Inc. and The Women's Fund of Central Ohio, and she is a member of the Board of Trustees of the Columbus School for Girls.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as independent accountants of the Company for the fiscal year that began February 1, 2004, subject to ratification by the shareholders at the 2004 annual meeting. A resolution for ratification will be presented at the annual meeting.

      Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

      The Board of Directors recommends that shareholders vote FOR Proposal 2.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG for the audit of Foot Locker's annual financial statements for 2003 and 2002, as well as fees billed for other services provided by KPMG during these two fiscal years.

Category	2003	2002
Audit Fees (1)	$1,969,000	$2,086,000
Audit-Related Fees (2)	106,000	206,000
Tax Fees (3)	634,000	644,000
All Other Fees	0	0

Total	$2,709,000	$2,936,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, reviews of registration statements and issuance of consents, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit-related fees consisted principally of audits related to the divestiture of certain businesses and audits of financial statements of certain employee benefit plans.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning and tax assistance services for expatriate employees. In 2003 and 2002, fees for tax compliance, planning and preparation were $235,000 and $484,000, respectively, out of the total tax fees reported above for these years. The Company has engaged other tax service providers to assist with corporate income tax compliance, consulting and expatriate tax matters for the 2004 fiscal year. As a result, the tax fees to be paid to KPMG in the 2004 fiscal year are expected to be significantly less than in the 2003 fiscal year.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has a policy that all audit and non-audit services to be provided by the independent accountants to the Company, including its subsidiaries and affiliates, is to be approved in advance by the Audit Committee, irrespective of the estimated cost for providing such services. Between meetings of the committee, the Audit Committee has delegated this authority to the Chair of the Committee. Management of the Company reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants to the Company, including its subsidiaries and affiliates, since the committee's last meeting.

      None of the services pre-approved by the Audit Committee or the Chair of the Committee during 2003 utilized the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Audit Committee Report

      In accordance with its charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company's accounting policies and practices, and financial reporting. The committee has responsibility for appointing the independent accountants and internal auditors.

      The Audit Committee consists of five independent members, as independence is defined under the rules of the New York Stock Exchange.

      The Audit Committee reviewed and discussed with management and KPMG LLP, the Company's independent auditors, the audited financial statements for the 2003 fiscal year, which ended January 31, 2004. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of KPMG's examination of the financial statements.

      The Audit Committee obtained from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with KPMG any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence. The committee has satisfied itself that KPMG is independent.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker's Annual Report on Form 10-K for the 2003 fiscal year.

Purdy Crawford, Chair Nicholas DiPaolo Jarobin Gilbert Jr. David Y. Schwartz Dona D. Young

DEADLINES AND PROCEDURES FOR NOMINATIONS AND
SHAREHOLDER PROPOSALS

Deadlines

      Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2005 annual meeting must be received by the Secretary of the Company no later than December 16, 2004 in order to be considered for inclusion in the 2005 proxy statement.

      The Company's By-laws require that shareholders must follow certain procedures, which are described below, to nominate a person for election to the Board of Directors or to introduce an item of business at an annual meeting. We must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year's annual meeting. Assuming that our 2005 annual meeting is held on schedule, we must receive this notice no earlier than January 26, 2005 and no later than February 25, 2005. However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Procedures

      Foot Locker's By-laws provide that shareholders who wish to submit a nomination for director must deliver a notice to the Secretary of the Company at 112 West 34th Street, New York, New York 10120 not less than 90 days nor more than 120 days before the first anniversary of the prior year's annual meeting. These dates are published each year in the Company's proxy statement. The notice must contain the following information regarding the proposed nominee: (1) his or her name, age, business and residence address, (2) his or her principal occupation or employment, (3) the number of shares of the Company's Common Stock he or she beneficially owns, (4) any other information that is required to be disclosed under the Exchange Act and rules and regulations of the Securities and

Exchange Commission and New York Stock Exchange, and (5) the executed consent of such person to serve if elected and an undertaking by him or her to furnish the Company with any information we may request in order to determine his or her eligibility to serve as a director. In addition, the notice must contain the name and address of the shareholder who is making the nomination and the number of shares of the Company's Common Stock he or she beneficially owns.

      Notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented at the 2004 annual meeting. If other matters properly come before the meeting, including matters that may have been proposed for inclusion in the Company's proxy materials but were omitted pursuant to the rules of the SEC, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors GARY M. BAHLER Secretary

April 15, 2004

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APPENDIX A

FOOT LOCKER, INC.
Corporate Governance Guidelines

Introduction

      On recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Foot Locker, Inc. has adopted the Corporate Governance Guidelines set out herein at a meeting held on November 19, 2003. While the Guidelines reflect the current view of the Board with regard to the matters covered, the Board expects periodically to review and, if appropriate, revise the Guidelines in the future. Although the Board believes that the Guidelines are consistent with the Certificate of Incorporation and By-laws of the Company, should there be any variance, the Board intends that the Certificate or By-laws, as appropriate, would govern. To the extent that the Guidelines set out herein differ in any respect from any resolutions or policies on corporate governance previously adopted by the Board, the Guidelines shall supersede such prior resolutions and policies.

Director Qualification Standards

      The Nominating and Corporate Governance Committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The Nominating and Corporate Governance Committee may, from time to time, establish criteria for candidates for Board membership, based upon area of expertise, diversity of experience, independence, or other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors.

      The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications and performance of then-current directors at the time they are to stand for re-election to the Board, and make recommendations to the Board with regard to the nomination of directors for re-election to the Board.

      The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board in accordance with the criteria established by The New York Stock Exchange. The Nominating and Corporate Governance Committee will review, on an annual basis, any relationships between outside directors and the Company that may affect independence. The Board expects that the Chief Executive Officer will normally be a member of the Board. The Board may invite other members of management to join the Board, depending upon the needs of the Company and the Board, and individual circumstances.

      The Board has established a policy that any director who experiences a change in his or her principal employment position shall submit a letter of resignation to the Chair of the Nominating and Corporate Governance Committee. That Committee shall promptly meet to consider such a letter of resignation and shall either accept or reject the letter of resignation. The Board has not established a policy on whether a member of management who is a director should leave the Board upon retirement or resignation, and believes that this should be evaluated on a case-by-case basis.

      The Board has established a policy that directors resign from the Board at the Annual Meeting of Shareholders following the director's 72nd birthday. As part of the Nominating and Corporate Governance Committee's regular evaluation of the Company's directors and the overall needs of the Board, the Nominating and Corporate Governance Committee may determine that it would be in the best interests of the Board and the Company's shareholders to ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. In no event, however, shall any director remain on the Board beyond the date of the Annual Meeting of Shareholders following the director's 75th birthday.

      The Board has not established a policy on term limits, and believes that this should be evaluated on a case-by-case basis. The Board believes that an individual's experience with the Board is one of the factors that should be considered by the Nominating and Corporate Governance Committee in determining an appropriate mix of directors.

Director Responsibilities

      The members of the Board are elected by the shareholders and are the shareholders' representatives in overseeing the management of the Company. In carrying out their responsibilities, directors are to exercise their business judgment and act in what they reasonably believe to be the best interests of the Company and its shareholders. The Company's management is responsible for the development of the strategic plan and operating budget, the preparation of financial statements, the management succession plan, and the day-to-day operations of the Company. The Board is responsible for overseeing the conduct of these activities by the Company's management.

      In carrying out its responsibilities, absent actual knowledge to the contrary, the Board may rely on the integrity of management, the accuracy of financial and operational information provided to the Board by management, and the advice of outside advisors, whether retained by the Board, one of its committees, or the Company.

      The Board has established limits on management's authority with regard to certain items, including capital expenditures and asset acquisitions or sales. These limits permit certain flexibility within approved budgets; however, they may not otherwise be exceeded without obtaining prior approval of the Board or the appropriate committee of the Board.

      The Board will establish, each year, a schedule for its meetings and the meetings of its committees. Directors are expected to attend Board meetings and the meetings of committees on which they serve, and to spend the time needed in preparation and in attendance at Board and committee meetings to properly discharge their responsibilities.

      The Chairman of the Board, in consultation with the Corporate Secretary, will develop the agenda for each Board meeting. Agendas will be circulated to the directors prior to each meeting, and directors may suggest additions or revisions to the agenda, or raise at any Board meeting subjects that are not on the agenda. To the extent practicable, management shall circulate to the directors, in advance of each meeting, current financial reports and information and reports relating to the agenda items. At least annually the Board agenda shall include a review of the strategic plan, the annual operating budget, the annual capital expenditure plan, and the succession plan for the Chief Executive Officer's position.

      The Board believes that many of its responsibilities can best be carried out through committees of the Board, which may be able to conduct a more detailed review, and develop a higher level of expertise, than the Board as a whole. Each Board committee will operate in accordance with a charter outlining its duties and responsibilities that has been approved by the Board. The Board will evaluate its committee structure, and the effectiveness of its committees, as part of its annual self-assessment and from time to time, as appropriate, may make changes in its committee structure.

      The Chair of each committee, in consultation with management, shall develop the agenda for each committee meeting and may schedule additional committee meetings as appropriate.

      The Board has not adopted a policy on separation of the offices of Chairman of the Board and Chief Executive Officer. The Board will evaluate, from time to time as appropriate, whether the same person should serve in both positions in light of all relevant factors and circumstances, and what it considers to be the best interests of the Company and its shareholders.

      The Board shall hold regularly scheduled executive sessions of the outside directors. The non-executive Chairman of the Board shall preside at these sessions. In the absence of a non-executive Chairman of the Board, the Board may designate a lead director to preside at these sessions, or, in the absence of a lead director, one of its members to preside.

      The Board shall approve the Company's principal annual communications with its shareholders—its Annual Report, Form 10-K, and Proxy Statement. The Board believes, however, that management speaks for the Company in its communications with shareholders, the investment community, the media, customers, suppliers, associates, the government, and the general public. It is understood that individual directors will participate in these communications only at the request, or with the prior knowledge, of management.

Director Access to Management and Independent Advisors

      All outside directors have open access to the senior management of the Company. It is expected that outside directors will use their judgment to ensure that their contacts will not distract from the Company's business and operations. Whenever possible, written communications from outside directors to members of management should be copied to the Chief Executive Officer.

      The Board encourages participation in Board meetings by members of management in order to better inform outside directors about the business of the Company and help the directors evaluate the management team. The Chief Executive Officer shall consult with the Board, or the appropriate committee chair, concerning those members of management who are expected to regularly attend Board or committee meetings.

      The Board shall have the authority, at the expense of the Company, to retain such legal, accounting, compensation, and other independent advisors, as it considers appropriate. The committees of the Board shall have similar authority, as provided in for in their respective charters.

      Individual directors may, from time to time, as appropriate, require the services of an independent advisor to assist on matters involving their responsibilities as a Board member. Any director who wishes to engage such an independent advisor at the expense of the Company shall obtain the prior authorization of the Chair of the Nominating and Corporate Governance Committee.

Director Compensation

      The form and amount of compensation for outside directors is determined by the Board based on the recommendation of the Nominating and Corporate Governance Committee. The Board believes that the Company's Common Stock should form a significant component of director compensation. The Compensation and Management Resources Committee shall conduct a review of the compensation of outside directors each year and shall communicate the results of that review to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall make recommendations to the Board when it believes changes in compensation are warranted.

Director Orientation and Continuing Education

      New directors shall be provided with an orientation and education program that will include written information about the business, operations, and policies of the Company, the Board, and director responsibilities, and presentations by senior management to familiarize a new director with the Company's operations, finances, strategic plan, competitive environment, significant pending issues, and management development practices and resources. When possible, the orientation shall include visits to appropriate Company facilities.

      Directors are encouraged to participate in continuing education programs for directors. Any director who wishes to attend such a program at the expense of the Company shall obtain the prior authorization of the Chair of the Nominating and Corporate Governance Committee.

Management Succession

      The Board believes that management development and succession planning is a key ongoing process. The Compensation and Management Resources Committee annually shall review and discuss with management management's succession plan for senior corporate officers and the chief executive officers of the Company's principal operating units. The Chair of the Compensation and Management

Resources Committee shall annually review with the Board the succession plan for the Chief Executive Officer's position and such other key positions as he or she or the Board consider appropriate.

Annual Performance Evaluation

      Each year, the directors shall conduct a self-assessment of the Board and its committees. The objective of this assessment is to identify areas in which the Board, its committees, or individual directors could improve in the execution of their respective responsibilities and is part of a process of continuous improvement. The Nominating and Corporate Governance Committee shall be responsible for establishing procedures for the conduct and review of this assessment, and reporting to the Board on the results of the assessment.

APPENDIX B

FOOT LOCKER, INC.

Audit Committee of the Board of Directors

Charter

Purpose and Authority of Committee

      The Audit Committee of the Board of Directors shall assist the Board in fulfilling its oversight responsibilities with regard to the Company in the following areas: (i) accounting policies and practices, (ii) the integrity of the Company's financial statements, (iii) compliance with legal and regulatory requirements, (iv) the qualifications, independence, and performance of the independent accountants, and (v) the performance of the internal audit function.

      The power and authority of the committee is subject to the provisions of the Business Corporation Law of the State of New York, the Company's Certificate of Incorporation, and its By-laws. Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Audit Committee, except to the extent otherwise provided under the applicable laws of the State of New York, which shall continue to set the legal standard for the conduct of the members of the Audit Committee.

Membership

      The committee shall consist of at least three directors appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee, as provided for in the By-laws of the Company. One of the Audit Committee members shall be appointed by the Board as Chair of the committee. Each member of the committee shall be qualified to serve on the committee pursuant to the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

      Expertise of Committee Members. Each member of the Audit Committee shall be financially literate or must become “financially literate” within a reasonable period of time after his or her appointment to the committee. At least one member of the committee shall have “accounting or related financial management expertise” and, to the extent possible, shall qualify as an “audit committee financial expert” under the applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors shall interpret the qualifications of “financial literacy” and “accounting or related financial management expertise” in its business judgment and shall determine whether a director meets these qualifications.

      Service on Other Audit Committees. If a member of the committee serves, or desires to serve, on the audit committees of more than two other public companies, the Board of Directors must make a determination that the member's simultaneous service on these audit committees would not impair the ability of such member to serve effectively on the committee.

Meetings

      The committee shall meet in accordance with a schedule established each year by the Board of Directors, and at other times that the committee may determine. The committee shall meet at least annually with the independent accountants, the internal auditors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, and the General Counsel in separate executive sessions. Meeting agendas are developed by the chair of the committee in consultation with the Company's management and the Secretary. Committee members who would like to suggest agenda items should communicate with one of these individuals. Agendas shall be circulated to committee members prior to committee meetings. The committee shall make regular reports to the Board of Directors.

Responsibilities and Duties

      The Company's management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements. The committee is responsible for overseeing the conduct of those activities by the Company's management and the independent accountants. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent accountants. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. The Audit Committee and its members shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

      The Company's independent accountants report directly to the Audit Committee. The Company's internal audit function reports to management; however, the internal audit function is ultimately accountable to the Committee, and the Committee is responsible for the selection, assessment, and termination of the internal auditors, if out-sourced, or the head of the internal audit function, if an officer or employee of the Company.

      The Committee's responsibilities and duties are as follows:

Accounting Policies

•	review major changes to the Company's auditing and accounting policies and practices as suggested by the independent accountants, management, or the internal auditors;

•	review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as previously approved by the committee, have been implemented;

Financial Reporting Process and Financial Statements

•	in consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting process, both internal and external;

•	review and discuss with management the Company's annual audited financial statements, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto and any certification, report, opinion, or review rendered thereon by the independent accountants;

•	review the Company's proxy statement, Annual Report to Shareholders, and Form 10-K and Forms 10-Q; following completion of the annual audit, review with each of management, the independent accountants, and the internal auditors any significant difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), any issues that arose during the course of the audit concerning the Company's internal accounting controls, any issues that arose concerning the completeness or accuracy of the financial statements, and management's response. In connection therewith, the committee should review with the independent auditors the following:
(i)	any accounting adjustments that were noted or proposed by the independent accountants but were rejected by management (as immaterial or otherwise);
(ii)	any communications between the audit team and the national office of the independent accountants respecting auditing or accounting issues presented by the engagement;
(iii)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountants to the Company;

(iv)	major issues regarding accounting principles and financial statement presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements;

•	discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	review and discuss with management and the independent accountants, prior to the filing thereof, the Company's interim financial results to be included on Form 10-Q, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”;

•	review and discuss quarterly reports from the independent accountants on:
(i)	critical accounting policies and practices and such other accounting policies and practices of the Company as are deemed appropriate for review by the committee prior to any interim or year-end filings with the Securities and Exchange Commission;
(ii)	all alternative treatments of financial information related to material items that have been discussed by the independent accountants and management, ramifications of the use of such alternative disclosures and treatment, and the treatment preferred by the independent accountants; and
(iii)	all other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences;
•	generally discuss the Company's earnings releases as well as financial information and earnings guidance disclosed publicly and, through the Chair, a member of the committee designated by the Chair, or the committee as a whole, review and discuss the Company's quarterly earnings press releases prior to release;

•	review with the chief executive officer, the chief financial officer, and the independent accountants, periodically, the following:
(i)	the adequacy and effectiveness of the Company's accounting and internal control policies and procedures;
(ii)	all significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the independent accountants;
(iii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;
(iv)	any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and
(v)	the annual report prepared by management, and attested to by the independent accountants, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report;
•	review disclosures made to the committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls;

•	discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures;

•	periodically review management's assessment of the Company's information technology systems that support the financial reporting process;

•	establish and maintain free and open means of communication between and among the Board, the Audit Committee, the independent accountants, the internal auditors and management;

Independent Accountants

•	retain, select, evaluate and, where appropriate, replace the independent accountants;

•	review and evaluate the lead partner assigned to the Company's audit engagement by the independent accountants;

•	review all audit and all permitted non-audit engagements and relationships between the Company and the independent accountants;

•	approve all audit and non-audit fees paid by the Company to the independent accountants;

•	establish and approve all pre-approval policies for permitted non-audit engagements;

•	at least annually, in order to assess the independence of the independent accountants, review the formal written statement and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, delineating all relationships between the independent accountants and the Company, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services and their impact on the objectivity or independence of the independent accountants;

•	review the annual audit plan of the independent accountants, including the scope of audit activities;

•	review the results of the independent accountants' annual audit;

•	consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting;

•	at least annually, obtain and review a report by the independent accountants describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	establish hiring policies for employees or former employees of the independent accountants;

Internal Auditors

•	review the activities, organization, resources, and qualifications of the internal auditors (whether employees of the Company or employees of a third party providing such services on an out-sourced basis);

•	review the annual internal audit plan and, if an out-sourced internal audit staff is used, approve their annual plan and fee;

•	review a summary of the significant reports to management prepared by the internal auditors and management's responses;

Legal and Regulatory Requirements

•	review with the Company's General Counsel legal compliance matters and any legal matter that does or could reasonably be expected to have a significant impact on the Company's financial statements;

•	review and reassess the adequacy of the committee's charter on an annual basis;

•	review and monitor compliance with the Company's Code of Business Conduct and establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters;

•	prepare an annual report to be included in the Company's annual proxy statement in accordance with applicable rules and regulations of the U.S. Securities and Exchange Commission; and

•	at least annually, conduct an evaluation of the performance of the committee to determine whether it is functioning effectively.

Resources and Authority of the Audit Committee

      The Audit Committee shall have the funding, resources and authority appropriate to discharge its responsibilities, and shall, as it deems appropriate and at the expense of the Company, engage and obtain advice and assistance from outside legal, accounting, or other advisors.

YOUR  VOTE  IS  IMPORTANT
PLEASE VOTE YOUR PROXY

  Printed on recycled paper

Appendix 1

Detach Proxy Card Here

FOOT LOCKER, INC. P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2004

Gary M. Bahler, Peter D. Brown, Bruce L. Hartman, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 26, 2004, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

FOOT LOCKER 401(K) PLAN

IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN, THIS PROXY CARD ALSO COVERS THOSE SHARES ALLOCATED TO YOUR 401(k) PLAN ACCOUNT. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEE TO VOTE THOSE SHARES ALLOCATED TO YOUR PLAN ACCOUNT AS YOU HAVE DIRECTED.

(Address Changes)	FOOT LOCKER, INC. P.O. BOX 11078 NEW YORK, N.Y. 10203-0078

SEE REVERSE SIDE

FOOT LOCKER, INC.	YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

To vote electronically, please use these directions:		Proxy Vote-By-Phone			Proxy Vote-By-Internet
	1-866-388-1532		OR	https://www. proxyvotenow.com/fl
	•	Use any touch-tone telephone.		•	Log on to the internet and go to the web site listed above.
	•	Have your proxy card ready.		•	Have your proxy card ready.
	•	Follow the simple recorded instructions.		•	Follow the simple instructions that appear on your computer screen.

You may also vote the shares held in your account by telephone or via the Internet. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE BY TELEPHONE OR VIA THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD. Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

1-866-388-1532 CALL TOLL-FREE TO VOTE					YOUR VOTE IS IMPORTANT THANK YOU FOR VOTING.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Please mark your votes as in this example

DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2.					THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
1.	ELECTION OF DIRECTORS (3-year terms)				I plan to attend meeting.
	FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS

I would like to access future Proxy Statement and Annual Reports electronically (as described in the 2004 Proxy Statement). If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box. This consent will remain in effect until you notify Foot Locker, Inc. by mail that you wish to resume mail delivery of the Annual Report and Proxy Statement.

	Nominees:		01. James E. Preston, 02. Matthew D. Serra, 03. Christopher A. Sinclair, 04. Dona D. Young
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions” box and write that nominee’s name in the space provided below).
*Exceptions
		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2004 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postonement thereof.

					Date	Share Owner sign here	Co-Owner sign here

Detach Proxy Card Here

FOOT LOCKER, INC. P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2004

Gary M. Bahler, Peter D. Brown, Bruce L. Hartman, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 26, 2004, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

FOOT LOCKER 401(K) PLAN

IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN. THIS PROXY CARD ALSO COVERS THOSE SHARES ALLOCATED TO YOUR 401(k) PLAN ACCOUNT. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEE TO VOTE THOSE SHARES ALLOCATED TO YOUR PLAN ACCOUNT AS YOU HAVE DIRECTED.

(Address Changes)	FOOT LOCKER, INC. P.O. BOX 11078 NEW YORK, N.Y. 10203-0078

SEE REVERSE SIDE

FOOT LOCKER, INC.	YOUR VOTE IS IMPORTANT THANK YOU FOR VOTING VOTE BY TELEPHONE OR INTERNET 24 Hours a Day - 7 Days a Week

To vote electronically, please use these directions:		Proxy Vote-By-Phone 1-866-388-1532			Proxy Vote-By-Internet https://www. proxyvotenow.com/fl
	•	Use any touch-tone telephone.	OR	•	Log on to the internet and go to the web site listed above.
	•	Have your proxy card ready.		•	Have your proxy card ready.
	•	Follow the simple recorded instructions.		•	Follow the simple instructions that appear on your computer screen.

You may also vote the shares held in your account by telephone or via the Internet. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE BY TELEPHONE OR VIA THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD. Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

TO THE HOUSEHOLD OF

1-866-388-1532 CALL TOLL-FREE TO VOTE					YOUR VOTE IS IMPORTANT THANK YOU FOR VOTING.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Please mark your votes as in this example

DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2.				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
1.	ELECTION OF DIRECTORS (3-year terms) NOMINEES: 01. JAMES E. PRESTON, 02. MATTHEW D. SERRA, 03. CHRISTOPHER A. SINCLAIR, 04. DONA D. YOUNG			I plan to attend meeting.
FOR ALL nominees listed above	WITHHOLD AUTHORITY to vote for all nominees listed above	*EXCEPTIONS

I would like to access future Proxy Statement and Annual Reports electronically (as described in the 2004 Proxy Statement). If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box. This consent will remain in effect until you notify Foot Locker, Inc. by mail that you wish to resume mail delivery of the Annual Report and Proxy Statement.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions” box and write that nominee’s name in the space provided below).
*Exceptions
*NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2004 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postonement thereof.

	FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

*Date	Share Owner sign here	Co-Owner sign here